Exhibit 24
POWER OF ATTORNEY

Each of the undersigned directors of Medtronic plc, an Irish public limited company, hereby constitutes and appoints each of BRADLEY E. LERMAN and MARTHA HA, acting individually or jointly, their true and lawful attorneys-in-fact and agents, with full power to act for them and in their name, place and stead, in any and all capacities, to do any and all acts and execute any and all documents which either such attorney and agent may deem necessary or desirable to enable Medtronic plc to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Commission of Medtronic’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors to the Form 10-K and to any instruments and documents filed as part of or in connection with the Form 10-K or any amendments thereto; and the undersigned hereby ratify and confirm all actions taken and documents signed by each said attorney and agent as provided herein.

The undersigned have set their hands this 24th day of June, 2021.

/s/ Richard H. Anderson	/s/ James T. Lenehan
Richard H. Anderson	James T. Lenehan

/s/ Craig Arnold	/s/ Kevin E. Lofton
Craig Arnold	Kevin E. Lofton

/s/ Scott C. Donnelly	/s/ Geoffrey S. Martha
Scott C. Donnelly	Geoffrey S. Martha

/s/ Andrea Goldsmith, PH.D.	/s/ Elizabeth G. Nabel, M.D.
Andrea Goldsmith, PH.D.	Elizabeth G. Nabel, M.D.

/s/ Randall J. Hogan	/s/ Denise M. O’Leary
Randall J. Hogan	Denise M. O’Leary

/s/ Michael O. Leavitt	/s/ Kendall J. Powell
Michael O. Leavitt	Kendall J. Powell